                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                        AMERICAN MAIZE-PRODUCTS COMPANY
               (Names of Registrant as Specified In Charter)

                        AMERICAN MAIZE-PRODUCTS COMPANY
                    (Names of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________


[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

    (3) Filing Party:
        ________________________________________________________________________

    (4) Date Filed:
        ________________________________________________________________________

                        AMERICAN MAIZE-PRODUCTS COMPANY
                                250 Harbor Drive
                                 P.O. Box 10128
                        Stamford, Connecticut 06904-2128
                                  -----------
                                  203-356-9000
                               Fax: 203-359-1020


                                                                    June 2, 1995


Dear Shareholder:


   You are cordially invited to attend the 1995 Annual Meeting of Shareholders which will be held at the Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut 06901, on Wednesday, June 28, 1995 at 11:00 a.m. All holders of the Company's outstanding Common Stock as of May 25, 1995 are entitled to vote at the Annual Meeting in accordance with the Company's Articles of Incorporation.

   As described in the attached Notice of Annual Meeting and Proxy Statement, shareholders are being asked to elect twelve directors and a clerk, ratify the appointment of auditors and consider other matters properly presented at the meeting. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.


   We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.


                                          Sincerely,

                                          /s/  PATRIC J. MCLAUGHLIN

                                          Patric J. McLaughlin
                                          President and Chief Executive Officer

                       American Maize-Products Company

                                 -------------


                   Notice of Annual Meeting of Shareholders
                                June 28, 1995

                                 -------------
To the Shareholders:


   The Annual Meeting of Shareholders of American Maize-Products Company will be held at the Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut 06901, on Wednesday, June 28, 1995 at 11:00 a.m., local time, for the following purposes:

   1. To elect twelve directors and a clerk;

   2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1995;

   3. If presented at the meeting, to consider and act upon a shareholder's proposal as described in the proxy materials; and

   4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

   The close of business on May 25, 1995 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


   If you cannot attend the meeting in person, please sign, date and return promptly each enclosed proxy in the envelope provided. No postage is required for mailing in the United States. Any proxy may be revoked at any time before it is voted.


                            By Order of the Board of Directors


                            ROBERT M. STEPHAN
                            Secretary

Stamford, Connecticut
June 2, 1995

                        American Maize-Products Company

                                 -------------

                                PROXY STATEMENT

                                 -------------


   This proxy statement is furnished to shareholders of American Maize-Products Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1995 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut 06901, on Wednesday, June 28, 1995 at 11:00 a.m., local time.

   The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card(s) and the Notice of Annual Meeting are being provided to shareholders beginning on or about June 2, 1995. The Company, a Maine corporation, has its principal executive offices at 250 Harbor Drive, Stamford, Connecticut 06902.

Solicitation of Proxies

   The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone and telegram by Company personnel. Brokerage houses and nominees will be requested to forward the proxy soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such brokerage houses and nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee of approximately $3,000 plus reimbursement of out-of-pocket expenses.

Voting Securities

   The Company has two classes of capital stock outstanding: Class A Common Stock, par value $.80 per share and Class B Common Stock, par value $.80 per share. Class A Common Stock and Class B Common Stock are identical in all respects, except as to voting rights. In general, Class A Common Stock may only be voted for the election of 30% of the Board of Directors (or the nearest larger whole number if such percentage is not a whole number). Except as required by law, the Company's Articles of Incorporation, or By-Laws, Class B Common Stock has exclusive voting rights with respect to the remaining 70% of the Board of Directors and all other matters properly presented at the meeting. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote.

   As of May 25, 1995, there were issued and outstanding 8,728,074 shares of Class A Common Stock and 1,742,057 shares of Class B Common Stock (not including 345,429 shares of Class A Common Stock and 67,225 shares of Class B Common Stock held as treasury shares as of that date). Proxies are solicited to give shareholders of record at the close of business on May 25, 1995 an opportunity to vote on matters that come before the meeting. The holders of Class A Common Stock are entitled to vote for the election of four of twelve directors. The holders of Class B Common Stock are entitled to vote for the election of the remaining eight directors and the other matters listed in the Notice of Annual Meeting.

                  ITEM 1. ELECTION OF DIRECTORS AND A CLERK

Nominees for Election of Directors

   Each of the nominees for director named below, other than Robert S. Pirie and William J. vanden Heuvel, has served as a member of the present Board of Directors since the last Annual Meeting of Shareholders and has served continuously since the year indicated in the table below.

   The term of office for which each nominee is a candidate runs until the 1996 Annual Meeting of Shareholders and until his successor has been elected and has qualified. The Board of Directors knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies may be voted for the election of such other person as the Board may recommend. The Board of Directors has adopted a director retirement policy which provides that directors over age 70 may not stand for re-election to the Board of Directors.

   Directors of the Company are elected by a plurality of the votes cast at the Annual Meeting. Plurality means that the nominees who receive the largest number of votes cast "FOR" are elected as directors up to the maximum number of directors to be chosen by each class of shareholders at the meeting, even though not receiving a majority of the votes cast. Votes withheld and broker non-votes will be counted in determining the presence of a quorum but will not be counted in determining the outcome of the election.

   The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based on information received from the respective nominees, are set forth below:

                                                                                             DIRECTOR
            NAME             AGE                      PRINCIPAL OCCUPATION                     SINCE
- --------------------------  ----- --------------------------------------------------------- ----------
Class A Directors
Paul F. Engler(1).........  65    President and Chief Executive Officer of Cactus Feeders,    1993
                                  Inc. (farming, ranching and cattle feeding).

Robert S. Pirie...........  61    Senior Managing Director, Bear, Stearns & Co. Inc.           --
                                  (since 1993); Chairman and Chief Executive Officer,
                                  Rothschild Inc. (1992-1993); Co-Chairman and Chief
                                  Executive Officer, Rothschild North America Inc.
                                  (1992-1993); President and Chief Executive Officer,
                                  Rothschild Inc. (1982-1992).

William L. Rudkin(1) .....  69    Retired Chairman of Pepperidge Farm Incorporated            1993
                                  (consumer food products).

William J. vanden Heuvel .  65    Senior Advisor, Allen & Company; Of Counsel, Stroock &       --
                                  Stroock & Lavan; U.S. Deputy Permanent Representative to
                                  the United Nations (New York) (1979-1981); Ambassador to
                                  the European Office of the United Nations (Geneva)
                                  (1977-1979); Director, Zemex Corporation, Cenro
                                  Corporation and WinStar Communications, Inc.


                                                                                             DIRECTOR
            NAME             AGE                      PRINCIPAL OCCUPATION                     SINCE
- --------------------------  ----- --------------------------------------------------------- ----------
Class B Directors

Charles B. Cook, Jr. .....  65    Vice Chairman and a director of Janney Montgomery Scott      1964
                                  Inc. (investment bankers).

James E. Harwood..........  59    President, Sterling Equities, Inc. (venture capitalists      1992
                                  and management advisors); formerly Corporate Vice
                                  President of Technical Operations of Schering Plough
                                  Corporation. Also a director of Morgan Keegan & Company
                                  and Leader Financial Corporation Inc.

John R. Kennedy...........  64    President, Chief Executive Officer and a director of         1992
                                  Federal Paper Board Company, Inc. (paper and wood
                                  products). Also a director of DeVlieg-Bullard, Inc.,
                                  First Fidelity Bancorporation, Magna Copper Company and
                                  Chase Brass Industries, Inc.

C. Alan MacDonald.........  62    General Partner, The Marketing Partnership, Inc.;            1992
                                  formerly Chairman and Chief Executive Officer of Lincoln
                                  Snacks Company (1992-1994) and President and Chief
                                  Executive Officer of Nestle Foods Corporation. Also a
                                  director of Lord Abbett & Company, Fountainhead Water
                                  Company, J.B. Williams Company, Great American
                                  Restaurants and Lincoln Snacks Company.

Patric J. McLaughlin(1) ..  50    President and Chief Executive Officer of the Company         1988
                                  since July 1, 1993; formerly President and Chief
                                  Operating Officer of the Company (1992-1993) and
                                  President of its Corn Processing Division (1984-1992).

H. Barclay Morley.........  66    Retired Chairman and Chief Executive Officer of Stauffer     1991
                                  Chemical Company. Also a director of Champion
                                  International Corporation, Schering Plough Corporation
                                  and The Bank of New York Company.

William C. Steinkraus(1)(2) 69    Private investor and Chairman Emeritus of United States      1980
                                  Equestrian Team, Incorporated, a charitable organization
                                  responsible for providing United States international
                                  equestrian representation.
William Ziegler,III(1) (2)  66    Chairman of the Board of the Company since 1964;             1958
                                  formerly Chief Executive Officer of the Company
                                  (1976-1993).

(1) Member of the Executive Committee.

(2) Mr. Ziegler and Mr. Steinkraus's wife are brother and sister.

Nominee for Election of Clerk

   Every corporation organized under the laws of the State of Maine is required to have a Clerk, who must be a resident of the State. The duties of the Clerk, as provided by law, are to record all votes at meetings of shareholders and to maintain certain corporate records at his office within the State. The Clerk is the agent for service of process upon the corporation within the State. Under the By-Laws of the Company, the Clerk is required to be elected by the shareholders at their annual meeting.


   Since 1958, the Clerk of the Company has been a member of the law firm of Verrill & Dana, One Portland Square, Portland, Maine. Peter B. Webster, a member of Verrill & Dana, has been nominated to serve as Clerk for the coming year. Verrill & Dana represents the Company from time to time, and is presently acting as Maine counsel to the defendants in the action entitled GIH Corp. and William Ziegler, III v. American Maize-Products Co., et. al. described below.

   The Board of Directors recommends voting "FOR" the election of Messrs. Engler, Pirie, Rudkin, vanden Heuvel, Cook, Harwood, Kennedy, MacDonald,
McLaughlin, Morley, Steinkraus and Ziegler, as directors and Mr. Webster as Clerk. Unless otherwise directed by a shareholder, proxies will be voted "FOR" the election of such nominees.


      INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS


Agreements Affecting Board Membership

   As discussed above, the Company's Class B Common Stock has the power to elect 70% of the Company's Board of Directors. GIH Corp. owns approximately 47.3% of the Class B Common Stock. All the shares of GIH Corp. are held directly by, or in various trusts for the benefit of, William Ziegler, III, Chairman of the Board of the Company, and his sister, Mrs. Helen Steinkraus.

   Control  over  GIH  Corp.  is the  subject  of  litigation  (the  "One  Share
Litigation") initiated in New York Surrogate's Court by the children of Mrs. Helen Steinkraus challenging the prior distribution of the controlling share of GIH Corp. common stock to a trust for the benefit of William Ziegler, III. On April 4, 1994, the New York Surrogate's Court issued a decision in favor of Mr. Ziegler, and Mrs. Steinkraus' children appealed such decision. On March 22, 1995, the appellate court hearing the One Share Litigation rendered a decision in favor of Mr. Ziegler, and the Steinkraus family has appealed such decision.

   Pursuant to certain settlement and stockholder agreements (the "Settlement Agreements") entered into in March 1991, Mr. Ziegler, Mrs. Steinkraus and GIH Corp. agreed that, until final resolution of the One Share Litigation, their shares of the Company's common stock would be voted for directors nominated by the Company in accordance with certain agreed upon "succession resolutions" adopted by the Company's Board of Directors in March 1991. These resolutions provide for the Board seats for Mr. Ziegler and Mrs. Steinkraus or their designees and require that the majority of the Board consist of directors who are neither employees of the Company nor members of the Ziegler or Steinkraus families.

   Mr. Ziegler has informed the Board of Directors of the Company that it is his position that the Settlement Agreements are no longer in effect as a result of the Surrogate's Court decision. The Company believes that the Settlement Agreements remain in effect until the appeals process in the One Share
Litigation is exhausted. The foregoing slate of nominees for election as directors was selected in accordance with the succession resolutions. Mr. Ziegler voted against the Board of Directors' resolution which approved the foregoing slate of nominees.

Board of Directors and Committees

   The Board of Directors held twelve meetings during 1994. Attendance at Board meetings averaged 96.2% and attendance at Board committee meetings averaged 86.5%. Each incumbent director attended at least 75% of the Board meetings and the meetings of Board committees on which the director served. The principal standing committees of the Board are the Executive Committee, Audit Committee, Compensation Committee and Pension Committee.

   Executive  Committee.  The  Executive  Committee  consists of six  directors:
William L. Rudkin (Chair), Paul F. Engler, Leslie C. Liabo, Patric J. McLaughlin, William C. Steinkraus and William Ziegler, III. Pursuant to the By-Laws, the Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee also serves as the nominating committee of the Board of Directors. In this capacity it selects potential candidates for director subject to ratification by the Board of Directors. The Executive Committee will consider shareholder recommendations for directors; such recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The Executive Committee met seven times in 1994.

   Audit Committee. The Audit Committee consists of five directors: Wendell M. Smith (Chair), Paul F. Engler, James E. Harwood, John R. Kennedy and Raymond S. Troubh. The Audit Committee meets independently with the Company's internal auditing staff, with senior management and with representatives of the Company's independent accountants. The Audit Committee recommends the engagement or discharge of the Company's independent accountants; reviews the scope, fees, and results of the annual audit; reviews the performance of additional services by the Company's independent accountants; monitors compliance with corporate policies; and reviews the effectiveness of the Company's internal control systems. The Audit Committee met four times in 1994.

   Compensation Committee. The Compensation Committee consists of five directors: H. Barclay Morley (Chair), Charles B. Cook, Jr., John R. Kennedy, C. Alan MacDonald and William L. Rudkin. The committee approves the compensation of officers and other senior executives, including salary, incentive bonus, and stock options, in accordance with the Company's stock option and management incentive plans. The Compensation Committee met four times in 1994. (See below for the committee's report on 1994 compensation of executive officers.)

   Pension Committee.  The Pension Committee consists of six directors;  Charles
B. Cook, Jr. (Chair), Paul F. Engler, James E. Harwood, Leslie C. Liabo, C. Alan MacDonald and William Ziegler, III. The Pension Committee is responsible for supervision of the investment of all assets held by the Company's pension and savings plans. The Pension Committee met three times in 1994.

Compensation of Directors

   Directors who are not employees of the Company or its subsidiaries are paid an annual retainer of $15,000 plus an attendance fee of $1,000 for each Board meeting and each Board committee meeting. Directors are also reimbursed for travel expenses to attend Board and committee meetings. Committee Chairs receive additional annual retainers ranging from $5,000 to $12,000. In lieu of the annual director's retainer and Executive Committee attendance fees, Mr. MacDonald received until October, 1994 an annual retainer of $120,000 and was granted 20,000 stock appreciation rights for his service as a director and Chairman of the Executive Committee. In lieu of the annual director's retainer and attendance fees, Mr. Ziegler receives an annual retainer of $120,000, use of an office and part-time secretarial support and use of a club membership for his service as a director and Chairman of the Board.

   Directors with five years or more of service as a non-employee member of the Board participate in a directors' retirement plan that provides eligible directors, upon retirement, with an annual retirement income equal to 50 to 100% (depending on the number of years served) of the director's highest twelve monthly consecutive retainers paid during the last 120 months of Board service. For purposes of this calculation, the current annual retainer for the Chairman of the Board is deemed to be $15,000.

Certain Transactions

   The Company subleases office space to and shares certain office facilities with GIH Corp., of which Mr. Ziegler is President, for an annual fee of approximately $15,000. Swisher International, Inc., a subsidiary of the Company, has engaged the consulting services of Mr. Harwood in its business and paid Mr. Harwood $30,000 in 1994 for such services. During 1994, the Company and its subsidiaries have had purchase, sale, financial and other transactions in the normal course of business with companies or organizations (including their affiliates) with which some of the Company's directors are associated, including the following: Champion International Corporation, The Bank of New York Company, and Janney Montgomery Scott Inc. To the best of the Company's knowledge, none of the above transactions resulted in aggregate payments that were large enough to require disclosure of such transactions by the Company. Management believes that all of the above transactions were on terms that were reasonable and competitive. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

   In connection with his relocation from Illinois to Connecticut, Mr. McLaughlin was granted a housing loan by the Company on April 29, 1993 in the amount of $150,000 payable in three equal annual installments commencing April 29, 1994 with interest at the rate of 5.24% per annum. The note is secured by a second mortgage on Mr. McLaughlin's principal residence.

Compensation Committee Interlocks and Insider Participation


   None of the members of the Compensation Committee are current or former employees of the Company or its affiliates.

Certain Litigation

   On February 22, 1995, William Ziegler, III, on behalf of himself and, purportedly, GIH Corp., filed suit in Superior Court, Cumberland County, Maine seeking declaratory and injunctive relief against a merger agreement and stock purchase agreement executed by the Company and Eridania Beghin-Say, S.A. ("EBS"), which contemplated the aquisition of the Company by EBS. The complaint, entitled GIH Corp. and William Ziegler, III v. American Maize-Products Co., et al., also alleges, among other things, that the directors' approval of certain employment agreements with the Company's senior officers violated the directors' fiduciary duties. On April 10, 1995, the Supreme Judicial Court of Maine issued an order permanently enjoining the Company from issuing shares of Class B Common Stock to EBS pursuant to the EBS stock purchase agreement. On May 12, 1995, the EBS agreements were terminated.

   The current Board of Directors (Messrs. Cook, Engler, Harwood, Kennedy, Liabo, MacDonald, McLaughlin, Morley, Rudkin, Smith, Steinkraus, Troubh and Ziegler) and the Company are defendants in three civil suits filed in January 1995 in Connecticut Superior Court, Stamford, CT, purportedly on behalf of a class of the Company's shareholders. The complaints allege that the directors breached their fiduciary duties to the shareholders by not adequately considering an offer by EBS to purchase the outstanding common stock of the Company at a price of $32.00 per share, by rejecting the offer, by failing to make adequate disclosure of the offer, and by placing personal interests, including an alleged attempt by the Chairman to retain control of the Company, ahead of the interest of the public shareholders. The plaintiffs seek injunctive relief, including appointment of an independent committee to evaluate the offer, and monetary relief in an unspecified amount. The defendants believe that the allegations in the complaints are without merit and intend to defend these actions vigorously.

             OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS


   The following table sets forth, as of May 25, 1995 the number of shares of the Company's Common Stock beneficially owned by (a) each director and nominee for election as a director of the Company, (b) each of the executive officers of the Company named in the "Summary Compensation Table" below and (c) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes, each of the following persons has sole voting and investment power with respect to the shares of the Company's Common Stock set forth in the table.

             OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

                                        TITLE OF CLASS
                                          OF COMMON      AMOUNT AND NATURE OF    PERCENT
NAME                                        STOCK        BENEFICIAL OWNERSHIP   OF CLASS
- -------------------------------------  --------------- ----------------------- ----------
William Ziegler, III.................  Class A         1,330,098 (1)(2)        15.2%
                                       Class B           949,920 (1)(3)        54.5%
Charles B. Cook, Jr..................  Class A             2,336                 *
                                       Class B             2,669                 *
Jane E. Downey.......................  Class A            15,395 (2)             *
                                       Class B               -0-                 --
Paul F. Engler.......................  Class A             2,500                 *
                                       Class B               -0-                 --
James E. Harwood.....................  Class A             1,000                 *
                                       Class B               -0-                 --
John R. Kennedy......................  Class A               800                 *
                                       Class B               200                 *


                                        TITLE OF CLASS
                                          OF COMMON      AMOUNT AND NATURE OF    PERCENT
NAME                                        STOCK        BENEFICIAL OWNERSHIP   OF CLASS
- -------------------------------------  --------------- ----------------------- ----------
Charles A. Koons.....................  Class A             16,083 (2)               *
                                       Class B                -0-                   --
Leslie C. Liabo......................  Class A             14,475 (2)               *
                                       Class B              3,875                   *
Patric J. McLaughlin.................  Class A            106,672 (2)              1.2%
                                       Class B                -0-                   --
C. Alan MacDonald....................  Class A              1,000                   *
                                       Class B                -0-                   --
H. Barclay Morley....................  Class A              2,500                   *
                                       Class B                -0-                   --
Edward P. Norris.....................  Class A             48,042 (2)               *
                                       Class B                -0-                   --
Robert S. Pirie......................  Class A                100                   *
                                       Class B                -0-                   --
William L. Rudkin....................  Class A              1,000 (4)               *
                                       Class B                -0-                   --
Wendell M. Smith.....................  Class A                -0-                   --
                                       Class B                100                   *
William C. Steinkraus................  Class A                110 (5)               *
                                       Class B                -0- (5)               --
Robert M. Stephan....................  Class A             20,117 (2)               *
                                       Class B                -0-                   --
Raymond S. Troubh....................  Class A              3,000                   *
                                       Class B                500                   *
William J. vanden Heuvel.............  Class A              1,000 (6)               *
                                       Class B                -0- (6)               --
All directors and officers as a
group................................  Class A          1,644,951                 18.8%
                                       Class B            957,264                 55.0%

  * Does not exceed one percent of the total outstanding shares of such class.

(1) Based upon Schedule 13G, Amendment No. 16, dated February 13, 1995, filed with the Securities and Exchange Commission (the "Commission"). Mr. Ziegler reports that he shares voting and investment power over 1,264,594 and 876,158 of such shares of the Company's Class A Common Stock and Class B Common Stock, respectively. Mr. Ziegler shares voting and investment power of such shares with First Fidelity Bank ("First Fidelity") as co-trustees of two trusts (the "Ziegler Trusts"). Of such shares, 1,140,294 shares of the Company's Class A Common Stock and 824,521 shares of the Company's Class B Common Stock are owned by GIH Corp. ("GIH"). GIH is wholly owned by Mr. Ziegler, Mrs. Steinkraus and the co-trustees of the Ziegler Trusts and the Steinkraus Trusts.

(2) Includes the following shares of the Company's Class A Common Stock that may be acquired within 60 days pursuant to the exercise of options: Ms. Downey, 14,400 shares; Mr. Koons, 15,300 shares; Mr. Liabo, 8,000 shares; Mr. McLaughlin, 96,000 shares; Mr. Norris, 36,750 shares; Mr. Stephan, 15,000 shares; Mr. Ziegler, 54,948 shares; and all directors and officers as a group, 304,498 shares. Also includes shares of the Company's Class A Common Stock credited under the Company's capital accumulation plan through December 31, 1994 as follows: Ms. Downey, 995.4392 shares; Mr. McLaughlin, 8,666.5407 shares; Mr. Koons, 783.0609 shares; Mr. Norris, 11,167.1858 shares; and Mr. Stephan, 2,116.6837 shares.


(3) Excludes 1,003 shares of the Company's Class B Common Stock owned by Mr. Ziegler's wife. Mr. Ziegler disclaims beneficial ownership of such shares.

(4) Excludes 587 shares of the Company's Class A Common Stock owned by Mr. Rudkin's wife. Mr. Rudkin disclaims beneficial ownership of such shares.


(5) Excludes shares of the Company's Class A and Class B Common Stock owned by Mrs. Steinkraus and disclosed on page 8. Mr. Steinkraus disclaims beneficial ownership of such shares.

(6) Such shares are owned through a retirement plan of which Mr. vanden Heuvel is Trustee. Excludes (i) 160,000 shares of Class A Common Stock owned by Cenro Corporation, of which Mr. vanden Heuvel is a director; and (ii) 20,500 shares of Class A Common Stock and 1,100 shares of Class B Common Stock owned by the Arthur Ross Foundation, of which Mr. vanden Heuvel is a Trustee. Mr. vanden Heuvel disclaims beneficial ownership of the shares described in the preceding sentence.

                 OWNERSHIP OF COMMON STOCK BY CERTAIN HOLDERS


   The following table sets forth, as of May 25, 1995 the number of shares of the Company's Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of a class of the Company's Common Stock.

                              TITLE OF CLASS
                                OF COMMON      AMOUNT AND NATURE OF BENEFICIAL    PERCENT
NAME AND ADDRESS                  STOCK                   OWNERSHIP              OF CLASS
- ---------------------------  --------------- ---------------------------------- ----------
William Ziegler, III.......  Class A(1)      Aggregate Amount--1,330,098           15.2%
 250 Harbor Drive                            Sole Voting Power--65,504               *
 P.O. Box 10128                              Shared Voting Power--1,264,594        14.5%
 Stamford, CT 06904                          Sole Investment Power--65,504           *
                                             Shared Investment
                                             Power--1,264,594                      14.5%

                             Class B(1)      Aggregate Amount--949,920             54.5%
                                             Sole Voting Power--73,762              4.2%
                                             Shared Voting Power--876,158          50.3%
                                             Sole Investment Power--73,762          4.2%
                                             Shared Investment Power--876,158      50.3%

Helen Z. Steinkraus........  Class A(2)      Aggregate Amount--1,257,989 (3)       14.4%
 250 Harbor Drive                            Sole Voting Power--3,394                *
 P.O. Box 10128                              Shared Voting Power--1,254,595        14.4%
 Stamford, CT 06904                          Sole Investment Power--3,394            *
                                             Shared Investment
                                             Power--1,254,595                      14.4%

                             Class B(2)      Aggregate Amount--882,040 (3)         50.6%
                                             Sole Voting Power--5,883                *
                                             Shared Voting Power--876,157          50.3%
                                             Sole Investment Power--5,883            *
                                             Shared Investment Power--876,157      50.3%

United States Trust Company
 of New York...............  Class A(4)      Aggregate Amount--1,256,767           14.4%
 114 West 47th Street                        Sole Voting Power--0                    --
 New York, NY 10036                          Shared Voting Power--1,256,767        14.4%
                                             Sole Investment Power--0                --
                                             Shared Investment
                                             Power--1,256,767                      14.4%

                             Class B(4)      Aggregate Amount--876,158             50.3%
                                             Sole Voting Power--0                   --
                                             Shared Voting Power--876,158          50.3%
                                             Sole Investment Power--0                --
                                             Shared Investment Power--876,158      50.3%

First Fidelity Bank........  Class A(5)      Aggregate Amount--1,264,594           14.5%
 P.O. Box 1297                               Sole Voting Power--0                    --
 Stamford, CT 06904                          Shared Voting Power--1,264,594        14.5%
                                             Sole Investment Power--0                --
                                             Shared Investment
                                             Power--1,264,594                      14.5%

                             Class B(5)      Aggregate Amount--876,158             50.3%
                                             Sole Voting Power--0                    --
                                             Shared Voting Power--876,158          50.3%
                                             Sole Investment Power--0                --
                                             Shared Investment Power--876,158      50.3%

                                8

                              TITLE OF CLASS
                                OF COMMON      AMOUNT AND NATURE OF BENEFICIAL    PERCENT
NAME AND ADDRESS                  STOCK                   OWNERSHIP              OF CLASS
- ---------------------------  --------------- ---------------------------------- ----------
GIH Corp...................  Class A(6)      Aggregate Amount--1,140,294           13.1%
 250 Harbor Drive                            Sole Voting Power--1,140,294          13.1%
 P.O. Box 10128                              Shared Voting Power--0                  --
 Stamford, CT 06904                          Sole Investment Power--1,140,294      13.1%
                                             Shared Investment Power--0              --

                             Class B(6)      Aggregate Amount--824,521             47.3%
                                             Sole Voting Power--824,521            47.3%
                                             Shared Voting Power--0                 --
                                             Sole Investment Power--824,521        47.3%
                                             Shared Investment Power--0             --

Archer Daniels Midland Co..  Class A(7)      Aggregate Amount--2,429,700           27.8%
 4666 Faries Parkway                         Sole Voting Power--2,115,200          24.2%
 P.O. Box 1470                               Shared Voting Power--0                  --
 Decatur, IL 62525                           Sole Investment Power--2,429,700      27.8%
                                             Shared Investment Power--0              --

EFL Limited................  Class B(8)      Aggregate Amount--282,600             16.2%
 c/o D. Zeltner                              Sole Voting Power--0                   --
 Weil Gotshal & Manges                       Shared Voting Power--282,600          16.2%
 767 Fifth Avenue                            Sole Investment Power--0               --
 New York, NY 10153                          Shared Investment Power--282,600      16.2%
- --------------

   * Does not exceed one percent of the total outstanding shares of such class.

(1) Based upon Schedule 13G, Amendment No. 16, dated February 13, 1995, filed with the Commission. Mr. Ziegler reports that he shares voting and investment power over 1,264,594 and 876,158 of such shares of the Company's Class A Common Stock and Class B Common Stock, respectively. Mr. Ziegler shares voting and investment power of such shares with First Fidelity as co-trustees of the Ziegler Trusts. Of such shares, 1,140,294 shares of the Company's Class A Common Stock and 824,521 shares of the Company's Class B Common Stock are owned by GIH. GIH is wholly owned by Mr. Ziegler, Mrs. Steinkraus and the co-trustees of the Ziegler Trusts and the Steinkraus Trusts.

(2) Based upon Schedule 13D, Amendment Nos. 1 and 3, dated March 2, 1992, filed with the Commission and information received from the United States Trust Company of New York ("U.S. Trust"). Mrs. Steinkraus and U.S. Trust report that she shares voting and investment power over 1,254,595 and 876,157 of such shares of the Company's Class A Common Stock and the Company's Class B Common Stock, respectively. Mrs. Steinkraus shares such voting and investment power with U.S. Trust as co-trustees of two trusts (the "Steinkraus Trusts"). Of such shares, 1,140,294 shares of the Company's Class A Common Stock and 824,521 shares of the Company's Class B Common Stock are owned by GIH. GIH is wholly owned by Mr. Ziegler, Mrs. Steinkraus and the co-trustees of the Ziegler Trusts and the Steinkraus Trusts.

(3) Excludes  132.25 shares of the Company's  Class A Common Stock owned by Eric
    M. Steinkraus and 695 shares of the Company's Class B Common Stock owned by Philip C. Steinkraus (based upon Schedule 13D, Amendment Nos. 1 and 3, dated March 2, 1992, filed with the Commission by Helen Z. Steinkraus, Eric M. Steinkraus and Philip C. Steinkraus, who stated therein that they are members of a group and have executed a joint filing agreement pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934).

(4) Based upon Schedule 13G, Amendment No. 16, dated February 11, 1995, filed with the Commission. U.S. Trust reports that it shares voting and investment power with Mrs. Steinkraus and Mr. Ziegler as co-trustees of certain trusts. Included in such shares are 1,140,294 shares of the Company's Class A Common Stock and 824,521 shares of the Company's Class B Common Stock owned by GIH.

(5) Based upon Schedule 13G dated April 8, 1994, filed with the Commission.

(6) Based upon Schedule 13G, Amendment No. 16, dated February 24, 1995, filed with the Commission. See also Footnote Nos. 1 and 2 above.

(7) Based upon Schedule 13D, Amendment No. 7, dated September 17, 1993, filed with the Commission.

(8) Based upon Schedule 13D, filed with the Commission on April 5, 1995. According to such filing, beneficial ownership of such shares is shared by EFL Limited ("EFL"), Excorp Limited ("Excorp"), the owner of EFL, Excorp Holdings Limited ("Excorp Holdings"), the owner of Excorp, and Abacus (C.I.) Limited, as trustee of the settlement dated 31 December 1985 (the "Trust"). The Trust is the owner of Excorp Holdings. According to such filing, EFL agreed to purchase an additional 18,054 shares of Class B Common Stock from a stockholder of the Company following the purchase by the stockholder of such shares in a rights offering. The rights offering was subsequently terminated by the Company without any stock purchases by stockholders thereunder.

                       COMPENSATION OF EXECUTIVE OFFICERS


   The compensation paid or awarded during the last three fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1994 is set forth and discussed below.


Compensation Committee Report on Executive Compensation

Compensation Overview

   The Compensation Committee of the Board of Directors (the "Committee") has the responsibility for the design, implementation and administration of the Company's executive compensation program. The Committee is comprised entirely of outside independent directors.

   The objective of the Company's executive compensation program is to attract and retain the management talent necessary to maximize long-term profitability and shareholder value. The program is designed to accomplish this objective through plans that (i) motivate senior managers, and align their interests with those of the Company's shareholders, by tying incentive compensation to Company profitability and individual performance and (ii) provide a base level of compensation that is competitive with other industrial companies in similar businesses as well as a cross section of general industry.

Elements of Compensation

   The three principal components of the Company's executive compensation program are salary, annual incentives and stock options, each of which is discussed in detail below.

   1. Salary

   Of the three elements of executive compensation, salary is the least affected by Company performance; although it is very much dependent on individual performance. Salary is intended to provide a base level of compensation that is competitive at the market median with companies of similar type, particularly those in the food and kindred products industry group and capital intensive process industries. The Committee reviews and approves salary levels and increases for all employees of the Company and its subsidiaries whose base salary exceeds $100,000.

   Following a procedure used for all salaried employees of the Company, each of the executive officers is assigned a salary range for his or her particular job. The range is set at 80% to 120% of the median market value of the position. The median market value is established by an evaluation of the degree of accountability, expertise and problem solving required in each position and the results of salary surveys conducted by major compensation consultants and associations. The salary ranges are reviewed annually using current survey data to determine the amount of adjustment, if any.

   Individual salaries are reviewed every 9 to 18 months. The timing and amount of any increase to salaried employees, including executive officers, are both dependent upon (i) the performance of the individual and, to a lesser extent
(ii) the relationship of his or her actual salary to the midpoint of the salary range.


   Executive officer salaries are recommended by the Chief Executive Officer and reviewed and approved by the Committee. The Chief Executive Officer's recommendations on the amount of increase are based on his subjective evaluation of each individual's performance in his or her respective functional area. During 1994 the Committee concurred with and approved all salary recommendations made by the Chief Executive Officer.

   In determining Mr. McLaughlin's salary increase on July 1, 1994, the Committee considered an executive compensation study prepared by an outside compensation consultant. The Committee rated Mr. McLaughlin's performance based on its evaluation of his contribution to the successful operations of the Company during the preceding year. Mr. McLaughlin's base salary is subject to the terms of his employment agreement. See "Employment Agreements" below.

   2. Annual Incentives

   The executive officers of the Company all participate in a Management Incentive Plan under which annual cash bonuses are paid, based on the achievement of specific financial and/or operational targets and each participant's individual performance. The current plan was established in 1994 with the assistance of an outside compensation consultant.

   For each business unit, bonuses are based on the achievement of financial performance targets and individual performance goals. The financial objectives are developed by the Committee during the first quarter of the year.

   Each participant in the plan has a target bonus opportunity that is expressed as a percentage of his or her base salary. The target bonus opportunity ranges from 20% to 60% and is based on the potential of the position to have a positive impact on the performance of the Company.

   Seventy percent of the target bonus opportunity is tied directly to the financial performance of the participant's business unit. The remaining thirty percent of the target bonus opportunity is made available if certain threshholds related to financial performance are met, and is awarded on a discretionary basis that recognizes individual contributions.

   Performance above goal increases actual bonus awards, up to a maximum of 150% of the target bonus. Performance below goal decreases actual bonus awards, and they are reduced to zero in the event the financial results are sufficiently below target.

   The discretionary portion of each participant's bonus is based on his or her individual performance during the year. Individual performance ratings are recommended to the Committee by management. The Committee sets Mr. McLaughlin's performance rating based on its evaluation of the overall Company performance during the year and its evaluation of his performance in relation to the specific objectives which were set for him for the award year.

   The Committee awarded Mr. McLaughlin a bonus of 150% of his target bonus opportunity based on the excellent performance of the Company in 1994.


   3. Stock Options

   Stock options are designed to provide long-term incentives and rewards tied to increases in the price of the Company's common stock. The Committee believes that stock options, which provide value to the participants only when the Company's shareholders benefit from stock price appreciation, are an integral component of the Company's executive compensation program.


   Approximately 70 key employees, including the executive officers, participate in shareholder-approved stock option plans. Stock options are issued at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. Options granted under the plans have terms of up to ten years and may expire earlier in the event of termination of employment.

   In determining the 1994 stock option recipients and the overall number of options granted, the Committee reviewed the details of the last two stock option grants. The factors considered in awarding the specific number of options to each participant included the individual's total compensation, organizational level, and his or her potential for contributing to the successful operations of the Company. The options granted were all incentive stock options except where the limits of the plan and IRS regulations required the granting of non-qualified options.

   The Committee awarded Mr. McLaughlin 30,000 options in 1994 to recognize his direct involvement in enhancing the operations of the Company.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, effective in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Absent extraordinary circum-
stances, the Company's current compensation programs are not likely to trigger the $1 million limit on deductibility. Future grants of stock options, stock appreciation rights and restricted stock under the 1994 Stock Plan would not be subject to the deduction limit. The Company will consider whether new compensation programs should be structured in a manner that would be exempt from the deduction limit at the time such programs are designed.

                                        Compensation Committee

                                        H. Barclay Morley, Chair
                                        Charles B. Cook, Jr.
                                        John R. Kennedy
                                        C. Alan MacDonald
                                        William L. Rudkin

Employment Agreements

   The Company entered into an employment agreement with Patric J. McLaughlin as President and Chief Executive Officer (the "Agreement") commencing July 1, 1993 and terminating June 30, 1996 subject to automatic one-year extensions on each anniversary date until July 1, 2000. The Agreement provides for a base salary of $400,000 per annum, subject to annual reviews by the Compensation Committee, plus an annual incentive bonus under the Company's management incentive plan with a bonus "target" rate at 50% of base salary. Under the Agreement, in the event Mr. McLaughlin's employment is terminated without "cause," he shall be entitled to severance benefits until the Agreement's termination date, including
(i) salary, (ii) target bonus payments and (iii) continued participation in welfare benefit plans, retirement plans and the Company's 401(k) plan. In such case, stock options awarded prior to his termination without "cause" shall remain exercisable until the earlier of their expiration date or the third anniversary of the termination of his employment. In the event of termination of employment for "cause" or due to death or disability, the Company shall not be obligated to make any severance payments to Mr. McLaughlin. The Agreement provides that the Company will pay an amount necessary to reimburse Mr. McLaughlin, on an after tax basis, for any excise tax due under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of any payment under the Agreement being treated as a "parachute payment" under Section 280G of the Code. The Agreement contains provisions relating to nondisclosure of confidential information by Mr. McLaughlin and nonsolicitation of Company employees for a period of two years after his termination. The Agreement is not assignable by either party, but is binding upon successors of the Company.

   The Company entered into employment  agreements with Jane E. Downey,  Charles
A. Koons. Edward P. Norris, Robert M. Stephan and three other executive officers of the Company (the "Agreements") commencing as of January 2, 1995 and terminating December 31, 1997 subject to automatic one-year extensions as of December 31, 1995 and each December 31st thereafter, unless timely notice is given that the term shall not be extended. The Agreements provide that each of the executive officers will serve the Company in the offices listed (with respect to named executive officers) in the Summary Compensation Table and set forth in the Agreements at specified annual base salary rates. The base salaries are subject to annual reviews by the Compensation Committee, plus annual incentive bonuses under the Company's management incentive plan at the bonus "target" rate specified in each of the Agreements. The Agreements include provisions that are effective in the event the employment of the executive officer is terminated by the Company without "cause" or by the executive officer for "good reason" (each as defined in the Agreements). In such cases, the executive officer is entitled to severance benefits for the remainder of the agreement term, including (i) salary, (ii) target bonus payments and (iii) continued participation in welfare benefit plans, retirement plans and the Company's 401(k) plan. In such case, stock options awarded prior to the executive officer's termination without "cause" shall become fully vested and shall remain exercisable until the earlier of their expiration date or the third anniversary of the termination of his or her employment. Pursuant to the terms of the Agreements, the Company will pay each executive officer an amount necessary to reimburse him or her, on an after tax basis for any excise tax due under Section 4999 of the Code as a result of any payment under the Agreements being treated as a "parachute payment" under Section 280G of the Code. The Agreements contain a provision relating to nondisclosure of confidential information by the executive officers. The Agreements are not assignable by either party, but are binding upon successors of the Company.

Summary Compensation Table

   The following table sets forth compensation paid or awarded during the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 1994.

                          SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                                            Compensation
                                           Annual Compensation                 Awards
                                  --------------------------------------   --------------
                                                                             Securities
Name and Principal                                           Other Annual   Underlying Options/    All Other
Position                  Year      Salary      Bonus        Compensation(1)   SARs(2)           Compensation(3)
- ------------------        ----    --------   --------          --------       -------             ----------
                                      ($)       ($)               ($)          (#)                    ($)
Patric J. McLaughlin      1994    $420,000   $396,000          $ 37,845       30,000              $  34,489
President and Chief       1993     350,000    272,000            27,120       20,000                 28,848
Executive Officer         1992     254,000    157,000            11,808       10,000                 22,204

Edward P. Norris          1994     206,000    127,200            39,922       12,000                 29,120
Vice President and        1993     185,850    108,000            36,224        6,000                 29,356
Chief Financial Officer   1992     166,100     98,000            20,211        3,000                 29,025

Robert M. Stephan(4)      1994     177,250    108,000            30,775        7,000                 27,120
Vice President, General   1993     166,750     94,000            28,733        5,000                 27,165
Counsel and Secretary     1992     124,058     70,000            16,328        3,000                 23,441

Charles A. Koons          1994     148,000     79,500            28,523        5,000                 22,920
Vice President,           1993     140,500     68,000            27,138        3,000                 22,620
Corporate Development
and Planning              1992     132,000     63,000            15,520        3,000                 22,280

Jane E. Downey(5)         1994     125,000     69,300            51,474        6,000                 45,860
Vice President,           1993     108,333     60,000            16,963        4,000                 23,473
Human Resources

(1) Amounts in this column represent tax reimbursements on life insurance and company automobiles. The amounts with respect to life insurance are as follows: Mr. McLaughlin $23,126; Mr. Norris $22,540; Mr. Stephan $17,119; Mr. Koons $13,858 and Ms. Downey $33,309.

(2) All amounts in this column represent option grants and all such options were immediately exercisable (see Option Grants in Last Fiscal Year and Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values tables).

(3) Amounts in this column represent the following items as set forth in the table below: (a) Company contributions to the executive's 401(k) plan account (b) universal life insurance premiums paid by the Company on policies owned by the executives.

                                            Patric J.   Edward P.   Robert M.  Charles A.     Jane E.
                     1994                  McLaughlin    Norris      Stephan     Koons        Downey
                     ----                  ----------   --------    --------   ---------      -------
              401(k) Contribution ...  $     6,120      $ 6,120     $  6,120    $  5,920      $ 5,000
              Life Insurance
                Premiums.............       28,369       23,000       21,000      17,000       40,860
                                          --------      -------     --------    --------      -------
                                       $    34,489      $29,120     $ 27,120    $ 22,920      $45,860

(4) Mr. Stephan was elected Secretary of the Company on January 25, 1995 and Vice President and General Counsel of the Company on April 24, 1992. Prior thereto, he served for a one-month period as Vice President and Associate General Counsel of the Company.

(5) Ms. Downey was elected Vice President, Human Resources on August 1, 1993. Prior thereto, she served as Vice President--Human Resources of the Company's Corn Processing Division (1988-1993).

Stock Option Tables

   The following tables provide information with respect to stock options granted to, exercised or held by the named executive officers.


                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                           Potential Realizable Value
                                                                             at Assumed Annual Rates
                                                                           of Stock Price Appreciation
                                  Individual Grants                             for Option Term(2)
                       --------------------------------------------------  -----------------------------

                       Number of        % of Total
                      Securities         Options
                      Underlying         Granted to   Exercise
                        Options         Employees      Price    Expiration
      Name             Granted(1)        in 1994        $/SH       Date          5%($)       10%($)
     -----             ----------       ----------   --------   ----------    --------    ---------
Patric J.
McLaughlin..........      30,000          17.80%    $  20.00      6/29/04   $  646,200   $1,384,200
Edward P. Norris ...      12,000           7.12%       20.00      6/29/04      258,480      553,680
Robert M. Stephan ..       7,000           4.15%       20.00      6/29/04      150,780      322,980
Charles A. Koons ...       5,000           2.97%       20.00      6/29/04      107,700      230,700
Jane E. Downey......       6,000           3.56%       20.00      6/29/04      129,240      276,840
- -----------

(1) All amounts in this column represent option grants and all such options were immediately exercisable.

(2) Potential realizable value is based on the assumed annual growth of the Company's Class A Common Stock for the ten-year option term. Annual growth of 5% results in a stock price of $41.54 per share and 10% results in a price of $66.14 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be noassurance that the amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table details the value on December 31, 1994 of options to purchase Common Stock held by those persons named in the Summary Compensation Table above.


                                                      Number of Securities            Value of Unexercised
                                                    Underlying Unexercised           In-the-Money Options
                        Shares                     Options at Fiscal Year-End             At   Year-End
                      Acquired on       Value     ----------------------------       ----------------------
     Name              Exercise       Realized  Exercisable      Unexercisable     Exercisable  Unexercisable
    -----            ------------     --------  -----------     --------------     -----------  ------------
Patric J. McLaughlin     2,750      $   8,415       96,000                0   $     779,156              0
Edward P. Norris ...       750          2,389       36,750                0         285,576              0
Robert M. Stephan ..         0              0       15,000                0          96,000              0
Charles A. Koons ...         0              0       15,300                0          85,563              0
Jane E. Downey......         0              0       14,400                0          91,606              0


                             RETIREMENT BENEFITS

   The approximate annual retirement benefits provided under Company retirement plans for American Maize employees in higher salary classifications retiring from the Company at age 62 or later are shown in the table below.


                                                                            30 or More
Earnings Credited For   10 Years of   15 Years of  20 Years of  25 Years of   Years of
Retirement Benefits      Service       Service      Service      Service      Service
- --------------------    -----------  ------------  --------     ---------    ---------
    $100,000            $ 18,568     $ 27,775     $ 36,981     $ 46,188     $ 55,395
     150,000              29,175       43,595       58,014       72,434       86,853
     250,000              50,389       75,234      100,080      124,925      149,770
     350,000              71,603      106,874      142,145      177,416      212,687
     450,000              92,817      138,513      184,210      229,906      275,603
     550,000             114,031      170,153      226,275      282,397      338,520
     650,000             135,245      201,793      268,341      334,888      401,436
     750,000             156,458      233,432      310,405      387,379      464,352
     850,000             177,672      265,071      352,471      439,870      527,269

   The amounts of earnings credited for retirement benefits ("Credited Earnings") are essentially salaries and bonuses as shown on the Summary Compensation Table above. The calculation of each individual's "Credited Earnings" is based on the highest consecutive 60 months during his or her last 120 months of employment.

   The amounts shown in the table are 10 year certain and continuous benefits, converted to straight life annuities. Pay is assumed to remain constant to Normal Retirement Date. The figures shown are not limited by any law or regulation such as Sections 415(b) and (e) or Section 401(a) (17) of the Code. The benefits shown reflect the total benefit to be paid under both the 1952 Plan and the Supplemental Plan.

   As of December 31, 1994, the executive officers named in the Summary Compensation Table on page 13 had the following credited years of service under the retirement plan: Mr. McLaughlin 20.5 years, Mr. Norris 16.8 years, Mr. Stephan 2.8 years, Mr. Koons 18.0 years, Ms. Downey 6.3 years.

                               PERFORMANCE GRAPH

   The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (1989-1994) with the cumulative total return of the Wilshire 5000 stock index and the Russell 2000 stock index. The graph assumes that $100 was invested on December 31, 1989 in American Maize Class A Common Stock and that $100 was invested at that time in each of the indexes. The comparison assumes that all dividends are reinvested.

                            LINE CHART APPEARS HERE

            1989          100.00          100.00          100.00
            1990          104.61           93.82           80.49
            1991          118.16          125.91          117.56
            1992          127.04           137.2          139.21
            1993           90.41          152.68          165.52
            1994          152.39          152.58          162.51


   American Maize actively operates in two business segments: (i) the corn wet milling business, in which it manufactures and markets corn syrup, high fructose corn syrup, corn starch and other corn derivatives, principally for use in manufacturing processes in a variety of industries and (ii) the manufacture and sale of consumer tobacco products in which American Maize manufactures and markets cigars and various smokeless tobacco products.

   The Company does not believe there is either a published industry or line-of-business mix or a group of companies whose overall business is sufficiently similiar to the business of American Maize to allow a meaningful benchmark against which the Company can be compared. Competitors in each of the Company's two business segments either operate in other, completely unrelated, businesses or have a significantly different product index, effectively making overall competitive comparisons from public information misleading. For these reasons, the Company has elected to use a published index of companies of similar market capitalization -- the Russell 2000 -rather than a peer group, in addition to the Wilshire 5000 broad equity market index. The Russell 2000 index has a median market capitalization of approximately $130,000,000.

                       ITEM 2. APPROVAL OF AUDITORS


   Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the year 1995. Coopers & Lybrand L.L.P. has audited the Company's books since 1965.

   One or more representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.


   The Board of Directors recommends that the shareholders vote "FOR" such ratification and your proxy will be so voted unless you specify otherwise. If the shareholders do not ratify this appointment, other certified public accountants will be appointed by the Board upon recommendation of the Audit Committee.


      ITEM 3. SHAREHOLDER'S RESOLUTION ON DIRECTORS' RETIREMENT BENEFITS

   William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who stated that he owns 150 shares of American Maize common stock, has advised the Company that he will introduce at the meeting the following resolution:

   "RESOLVED,  that the shareholders assembled in person and by proxy, recommend
(i) that all future  non-employee  directors not be granted pension benefits and
(ii) current non-employee directors voluntarily relinquish their pension benefits."

   The statement of the shareholder in support of the resolution is as follows:

   "Aside from the usual reasons, presented in the past, regarding "double dipping", that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

   Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

   But more  importantly,  outside  directors,  although  retained by  corporate management, namely the C.E.O., are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. I am a founding member of the Investors Rights Association of America and I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

   A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record then their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?"

   "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

The Board of Directors opposes this resolution for the following reasons:

   In order to attract and retain the most highly qualified individuals to serve on the Board of Directors, the Company's compensation program for Directors should be competitive with other corporations. Retirement benefits for non-employee directors are a recognized part of many director compensation programs. In addition to cash compensation, retirement benefits provide an incentive for a long-term commitment to board service by outside directors. The Company and its shareholders benefit from the knowledge and experience gained by directors through service on the Board over a period of years.

   The Company's compensation program for directors is well within the range of director compensation provided by other corporations. The program consists of an annual cash retainer of $15,000 plus an attendance fee of $1,000 for each board meeting and committee meeting attended. Committee Chairs also receive additional retainers ranging from $5,000 to $12,000 per annum. Directors qualify for a retirement benefit if they serve at least five years as a non-employee director and reach age 68 or serve for ten years without an age requirement. The benefit is a lifetime annual payment equal to a percentage, ranging from 50% to 100%, of the highest annual retainer received during board service. The Company also reimburses directors for their expenses in attending meetings. Unlike many corporations, the Company does not grant stock options or restricted stock to directors as part of director compensation.

   The Board of Directors believes that the interests of the shareholders are best served by a strong and diverse Board and therefore recommends retaining the directors' retirement benefit as part of the Company's director compensation program.

   The affirmative vote of the holders of a majority of the voting power of the shares of Class B Comon Stock present and entitled to vote at the meeting, is necessary for adoption of the proposed resolution.

   The Board of Directors recommends voting "AGAINST" the shareholder resolution on directors' retirement benefits, and your shares will be so voted unless you specify otherwise.

                                OTHER MATTERS

   The Company is not aware of any business to be acted on at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                            REVOCABILITY OF PROXY


   A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy, or by attending the Annual Meeting and giving notice of revocation of the proxy at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. Prior to the Annual Meeting, any written notice of revocation or subsequent proxy should be sent so as to be delivered to American Maize-Products Company, 250 Harbor Drive, Stamford, Connecticut 06902, Attention: Secretary.

                  1996 ANNUAL MEETING SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before February 2, 1996.

                             ADDITIONAL INFORMATION


   The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994, including financial statements, has been mailed to shareholders either together with this Proxy Statement on or about June 2, 1995, or separately on or about April 28, 1995. The Annual Report is not considered part of the proxy solicitation materials.

   Copies of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, are available without charge upon request. Requests should be addressed to the Secretary, American Maize-Products Company, 250 Harbor Drive, Stamford, Connecticut 06902.


                                                 AMERICAN MAIZE-PRODUCTS COMPANY


Stamford, Connecticut
June 2, 1995

                                   APPENDIX A

                      AMERICAN MAIZE-PRODUCTS COMPANY

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 28, 1995

                                 CLASS A PROXY

               This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints PATRIC J. McLAUGHLIN and WILLIAM L. RUDKIN, and each of them, the attorneys and proxies of the undersigned (each with power to act without the others and with power of substitution) to vote, as designated on the reverse side, all shares of Class A Common Stock of American Maize-Products Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on the 28th day of June, 1995, at 11:00 o'clock A.M., and any adjournments thereof, upon all matters which may properly come before the said Annual Meeting.

     Unless otherwise specified, this proxy will be voted FOR the election of Class A Directors.


                       (Continued, and to be dated and signed, on reverse side.)


                         AMERICAN MAIZE-PRODUCTS COMPANY
                         P.O. BOX 11163
                         NEW YORK, N.Y. 10203-0163

================================================================================

The Board of Directors recommends voting FOR item 1.

1.   ELECTION OF CLASS A DIRECTORS

     FOR  all nominees listed  below                             [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below    [ ]

     *EXCEPTIONS                                                 [ ]


Nominees: Messrs. Paul F. Engler, Robert S. Pirie, William L. Rudkin, William J. vanden Heuvel.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.


Change of Address and or Comments Mark Here                      [ ]


                                   The signature(s) on your proxy should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or quardian, please give your full title as such.


                                   Dated __________________________________ 1995

                                   _______________________________________(L.S.)

                                   _______________________________________(L.S.)
                                         Signature(s) of Shareholder(s)


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes must be indicated (x) in Black or Blue Ink. [ ]

                       AMERICAN MAIZE-PRODUCTS COMPANY

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 28, 1995

                                 CLASS B PROXY

               This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints PATRIC J. McLAUGHLIN and WILLIAM L. RUDKIN, and each of them, the attorneys and proxies of the undersigned (each with power to act without the others and with power of substitution) to vote, as designated on the reverse side, all shares of Class B Common Stock of American Maize-Products Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Ramada Plaza Hotel, 700 Main Street, Stamford, Connecticut on the 28th day of June, 1995, at 11:00 o'clock A.M., and any adjournments thereof, upon all matters which may properly come before the said Annual Meeting.

     Unless otherwise specified, this proxy will be voted FOR the election of Class B Directors and a Clerk, FOR Proposal 2 and AGAINST Proposal 3.


                       (Continued, and to be dated and signed, on reverse side.)


                         AMERICAN MAIZE-PRODUCTS COMPANY
                         P.O. BOX 11163
                         NEW YORK, N.Y. 10203-0163

================================================================================

The Board of Directors recommends voting FOR items 1 and 2 and AGAINST item 3.

1.   ELECTION OF CLASS B DIRECTORS AND A CLERK

     FOR  all nominees listed  below                             [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below    [ ]

     *EXCEPTIONS                                                 [ ]

Nominees: Messrs. Charles B. Cook, Jr., James E. Harwood, John R. Kennedy, C. Alan MacDonald, Patric J. McLaughlin, H. Barclay Morley, William C. Steinkraus, William Ziegler, III.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________


2.   RATIFICATION OF AUDITORS

     FOR  [ ]     AGAINST [ ]     ABSTAIN [ ]


3.   APPROVAL OF PROPOSAL BY STOCKHOLDER REGARDING DIRECTORS' RETIREMENT
     BENEFITS.

     FOR  [ ]     AGAINST [ ]     ABSTAIN [ ]


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.


Change of Address and or Comments Mark Here                      [ ]


                                   The signature(s) on your proxy should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or quardian, please give your full title as such.

                                   Dated __________________________________ 1995

                                   _______________________________________(L.S.)

                                   _______________________________________(L.S.)
                                         Signature(s) of Shareholder(s)


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes must be indicated (x) in Black or Blue Ink. [ ]